                                                                     EXHIBIT 4.1
================================================================================







                       --------------------

                J. Ray McDermott, S.A., as Issuer

                               and

                    Citibank, N.A., as Trustee

                       --------------------

                            INDENTURE

                   Dated as of           , 1996

                       --------------------

                           $250,000,000

                 % Senior Subordinated Notes due 2006








================================================================================

    Reconciliation and tie between Trust Indenture Act of 1939
          and Indenture, dated as of              , 1996

Trust Indenture                                     Indenture
  Act Section                                       Section

Section 310(a)(1)    ...............................  7.11
           (a)(2)    ...............................  7.11
           (a)(3)    ...............................  N.A.
           (a)(4)    ...............................  N.A.
           (a)(5)    ...............................  7.11
           (b)       ...............................  7.09; 7.11; 11.02
           (c)       ...............................  N.A.
Section 311(a)       ...............................  7.12
           (b)       ...............................  7.12
           (c)       ...............................  N.A.
Section 312(a)       ...............................  2.05
           (b)       ...............................  11.03
           (c)       ...............................  11.03
Section 313(a)       ...............................  7.07
           (b)       ...............................  7.07
           (c)       ...............................  7.07; 11.02
           (d)       ...............................  7.07
Section 314(a)       ...............................  4.07; 11.02
           (b)       ...............................  N.A.
           (c)(1)    ...............................  11.04
           (c)(2)    ...............................  11.04
           (c)(3)    ...............................  N.A.
           (d)       ...............................  N.A.
           (e)       ...............................  11.05
           (f)       ...............................  N.A.
Section 315(a)       ...............................  7.01(b)
           (b)       ...............................  7.05; 11.02
           (c)       ...............................  7.01(a)
           (d)       ...............................  7.01(c)
           (e)       ...............................  6.11
Section 316(a) (last
           sentence) ...............................  2.09
           (a)(1)(A) ...............................  6.05
           (a)(1)(B) ...............................  6.04
           (a)(2)    ...............................  N.A.
           (b)       ...............................  6.07
Section 317(a)(1)    ...............................  6.08
           (a)(2)    ...............................  6.09
           (b)       ...............................  2.04
Section 318(a)       ...............................  11.01

- ---------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                       TABLE OF CONTENTS

                                                           Page
                                                           ----
                          ARTICLE ONE

              DEFINITIONS AND OTHER PROVISIONS OF
                      GENERAL APPLICATION

Section 1.01.   Definitions ..............................   1
Section 1.02.   Incorporation by Reference of Trust
                  Indenture Act ..........................   28
Section 1.03.   Rules of Construction ....................   29


                          ARTICLE TWO

                           THE NOTES

Section 2.01.   Forms and Dating .........................   30
Section 2.02.   Execution and Authentication .............   30
Section 2.03.   Registrar and Paying Agent ...............   32
Section 2.04.   Paying Agent To Hold Money in Trust ......   32
Section 2.05.   Noteholder Lists .........................   33
Section 2.06.   Transfer and Exchange ....................   33
Section 2.07.   Replacement Notes ........................   35
Section 2.08.   Outstanding Notes ........................   35
Section 2.09.   Treasury Notes............................   36
Section 2.10.   Temporary Notes ..........................   36
Section 2.11.   Cancellation .............................   37
Section 2.12.   Defaulted Interest .......................   37
Section 2.13.   CUSIP Number .............................   37
Section 2.14.   Deposit of Moneys ........................   38


                         ARTICLE THREE

                      REDEMPTION OF NOTES

Section 3.01.   Notices to the Trustee ...................   38
Section 3.02.   Selection of Notes To Be
                  Redeemed ...............................   38
Section 3.03.   Notice of Redemption .....................   39
Section 3.04.   Effect of Notice of Redemption ...........   40
Section 3.05.   Deposit of Redemption Price ..............   40

_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                           Page
                                                           ----
Section 3.06.   Notes Redeemed or Purchased in Part ......   41
Section 3.07.   Special Right of Redemption ..............   41


                         ARTICLE FOUR

                           COVENANTS

Section 4.01.   Payment of Notes .........................   41
Section 4.02.   Maintenance of Office or Agency ..........   42
Section 4.03.   Corporate Existence ......................   42
Section 4.04.   Payment of Taxes and Other Claims ........   43
Section 4.05.   Maintenance of Properties; Insurance;
                  Books and Records; Compliance with
                  Law ....................................   43
Section 4.06.   Compliance Certificate ...................   44
Section 4.07.   Reporting Requirements ...................   45
Section 4.08.   Limitation on Additional Indebtedness ....   45
Section 4.09.   Limitation on Restricted Payments ........   49
Section 4.10.   Limitation on Issuance and Sale of
                  Preferred Stock by Restricted Sub-
                  sidiaries ..............................   52
Section 4.11.   Limitation on Liens ......................   52
Section 4.12.   Change of Control ........................   53
Section 4.13.   Disposition of Proceeds of Asset
                  Sales ..................................   56
Section 4.14.   Limitation on Transactions with
                  Affiliates .............................   60
Section 4.15.   Limitation on Dividends and Other Pay-
                  ment Restrictions Affecting
                  Restricted Subsidiaries ................   61
Section 4.16.   Limitation on Other Senior Subordi-
                  nated Indebtedness .....................   62
Section 4.17.   Limitation on Designation of Unre-
                  stricted Subsidiaries ..................   63
Section 4.18.   Limitation on Sale-Leaseback Transac-
                  tions ..................................   64
Section 4.19.   Payment of Additional Amounts ............   64
Section 4.20.   Waiver of Stay, Extension or Usury
                  Laws ...................................   66




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Note:  This table of contents shall not, for any purpose,
       be deemed to be a part of the Indenture.

                                                           Page
                                                           ----
                         ARTICLE FIVE

                     SUCCESSOR CORPORATION

Section 5.01.   When Company May Merge, etc. .............   67
Section 5.02.   Successor Substituted ....................   68


                          ARTICLE SIX

                           REMEDIES

Section 6.01.   Events of Default ........................   69
Section 6.02.   Acceleration .............................   72
Section 6.03.   Other Remedies ...........................   74
Section 6.04.   Waiver of Past Defaults ..................   74
Section 6.05.   Control by Majority ......................   75
Section 6.06.   Limitation on Suits ......................   75
Section 6.07.   Right of Holders To Receive Payment ......   76
Section 6.08.   Collection Suit by Trustee ...............   76
Section 6.09.   Trustee May File Proofs of Claim .........   76
Section 6.10.   Priorities ...............................   77
Section 6.11.   Undertaking for Costs ....................   77
Section 6.12.   Restoration of Rights and Remedies .......   78


                         ARTICLE SEVEN

                            TRUSTEE

Section 7.01.   Duties ...................................   78
Section 7.02.   Rights of Trustee ........................   79
Section 7.03.   Individual Rights of Trustee .............   81
Section 7.04.   Trustee's Disclaimer .....................   81
Section 7.05.   Notice of Default ........................   81
Section 7.06.   Money Held in Trust ......................   81
Section 7.07.   Reports by Trustee to Holders ............   82
Section 7.08.   Compensation and Indemnity ...............   82
Section 7.09.   Replacement of Trustee ...................   83
Section 7.10.   Successor Trustee by Merger, etc. ........   84
Section 7.11.   Eligibility; Disqualification ............   85
Section 7.12.   Preferential Collection of Claims
                  Against Company ........................   85

- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                           Page
                                                           ----
                         ARTICLE EIGHT

            SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.   Termination of the Company's
                Obligations ..............................   85
Section 8.02.   Legal Defeasance and Covenant Defea-
                  sance ..................................   87
Section 8.03.   Application of Trust Money ...............   91
Section 8.04.   Repayment to Company .....................   91
Section 8.05.   Reinstatement ............................   92


                         ARTICLE NINE

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders ...............   92
SECTION 9.02.   With Consent of Holders ..................   93
SECTION 9.03.   Compliance with Trust Indenture Act ......   95
SECTION 9.04.   Revocation and Effect of Consents ........   95
SECTION 9.05.   Notation on or Exchange of Notes .........   96
SECTION 9.06.   Trustee May Sign Amendments, etc. ........   96


                          ARTICLE TEN

                    SUBORDINATION OF NOTES

Section 10.01.  Notes Subordinate to Senior Indebted-
                  ness ...................................  96
Section 10.02.  Payment Over of Proceeds upon Dissolu-
                  tion, etc. .............................  97
Section 10.03.  Suspension of Payment When Senior
                  Indebtedness in Default ................  99
Section 10.04.  Trustee's Relation to Senior Indebted-
                  ness ...................................  100
Section 10.05.  Subrogation to Rights of Holders of
                  Senior Indebtedness ....................  101
Section 10.06.  Provisions Solely To Define Relative
                  Rights .................................  102
Section 10.07.  Trustee To Effectuate Subordination ......  102
Section 10.08.  No Waiver of Subordination Provisions ....  103
Section 10.09.  Notice to Trustee ........................  103

- --------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                           Page
                                                           ----
Section 10.10.  Reliance on Judicial Order or Certifi-
                  cate of Liquidating Agent ..............  105
Section 10.11.  Rights of Trustee as a Holder of
                  Senior Indebtedness; Preservation of
                  Trustee's Rights .......................  105
Section 10.12.  Article Applicable to Paying Agents ......  105
Section 10.13.  No Suspension of Remedies ................  106


                        ARTICLE ELEVEN

                         MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939 ...............  106
Section 11.02. Notices ...................................  106
Section 11.03. Communication by Holders with Other
                 Holders .................................  108
Section 11.04. Certificate and Opinion as to Con-
                 ditions Precedent .......................  108
Section 11.05. Statements Required in Certificate
                 or Opinion ..............................  108
Section 11.06. Rules by Trustee, Paying Agent,
                 Registrar ...............................  109
Section 11.07. Governing Law .............................  109
Section 11.08. Legal Holidays ............................  109
Section 11.09. No Interpretation of Other Agree-
                 ments ...................................  109
Section 11.10. No Recourse Against Others ................  110
Section 11.11. Successors ................................  110
Section 11.12. Duplicate Originals .......................  110
Section 11.13. Separability ..............................  110
Section 11.14. Table of Contents, Headings, etc. .........  111
Section 11.15. Benefits of Indenture .....................  111
Section 11.16. Agent for Service; Submission to
                 Jurisdiction; Waiver of
                 Immunities ..............................  111


SIGNATURES ...............................................


EXHIBIT A     Form of Note


- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of           , 1996, between
J. Ray McDermott, S.A., a corporation incorporated under the laws of the Republic of Panama (the "Company"), and Citibank, N.A., as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit
of each other party and for the equal and ratable benefit of
the Holders of the Company's       % Senior Subordinated Notes
due 2006.


                          ARTICLE ONE

    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01.  Definitions.

          "Acquired Indebtedness" means Indebtedness of a per-son (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person, but not including Indebtedness incurred in connection with, or in anticipation of, such person becoming a Subsidiary.

          "Additional Amounts" shall have the meaning set forth in Section 4.19.

          "Affiliate" means, with respect to any specified per-son, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "control-ling" and "controlled" have meanings correlative to the fore-going. For purposes of this definition, beneficial ownership of 10% or less of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a person shall not, in and of itself, be deemed to constitute control of such person.

          "Agent" means any Registrar or Paying Agent.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted

Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such per-son or any division, operating unit or line of business of such person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company, a Restricted Subsidiary or a Joint Venture (including, but not limited to, the initial contribution to a Joint Venture), in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary of the Company or any interest in any Joint Venture; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or a Restricted Subsidiary other than in the ordinary course of business. For the purposes of this def-inition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article Five hereof; (ii) any sale of worn-out or obsolete ves-sels and other equipment that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or the Restricted Subsidiaries; (iii) any sale of receivables and related assets pursuant to a Receivables Facil-ity; (iv) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $5,000,000;
(v) any charter (bareboat or otherwise) or other lease of assets or property entered into in the ordinary course of busi-ness and with respect to which the Company or any Restricted Subsidiary is the charterer or lessor, except any such charter or lease that provides for the acquisition of such assets or property by the lessee during or at the term thereof for an amount that is less than the Fair Market Value thereof as determined at the time the right to acquire such assets or property is granted, in which case an Asset Sale shall be deemed to occur at the time such right is granted; (vi) any trade or exchange by the Company or any Restricted Subsidiary of one or more marine construction vessels for one or more other marine construction vessels owned or held by another per-son, provided that the Fair Market Value of the vessels traded or exchanged by the Company or such Restricted Subsidiary is reasonably equivalent to the Fair Market Value of the vessels to be received by the Company or such Restricted Subsidiary;
(viii) the completion of the Vessel Sales; (ix) the sale of one or more of the vessels identified as DB21, DB51 and DB100; and
(x) the sale of any property received pursuant to clause (j) of the definition of "Permitted Investment."

          "Asset Sale Offer" shall have the meaning set forth in Section 4.13(b).

          "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13(b).

          "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13(b).

          "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assess-ments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

          "Bank Agent" means Texas Commerce Bank National Asso-ciation or any successor or replacement agent under the Credit
Agreement.

          "Bankruptcy Law" means Title 11 of the United States
Code or any similar federal, state or foreign law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution duly adopted by the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company and in full force and effect on the date of such certification.

          "Business Day" means each day which is not a day on which banking institutions in The City of New York, State of New York, or the city in which the Trustee has its Corporate Trust Office, are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agree-ment conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obliga-tion at any date shall be the Attributable Value thereof at such date.

          "Cash Equivalents" means, at any time: (i) any evi-dence of Indebtedness with a maturity of 360 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in sup-port thereof); (ii) (x) demand and time deposits and certifi-cates of deposit or acceptances with a maturity of 360 days or less from the date of acquisition thereof of any financial institution that is a member of the Federal Reserve System hav-ing combined capital and surplus and undivided profits of not less than $250,000,000 and (y) Eurocurrency time deposits maturing within 360 days from the date of acquisition thereof with any branch or office of any commercial bank organized under the laws of a country that is a member of the Organiza-tion for Economic Cooperation and Development (the "OECD"), and comparable in quality to the Investments permitted by the pre-ceding clause (x); (iii) commercial paper with a maturity of 360 days or less issued by a corporation that is not an Affili-ate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repur-chase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 360 days from the date of acquisition; (v) deposits available for withdrawal on demand with any commercial bank organized under the laws of any coun-try that is a member of the OECD and has total assets in excess of $100,000,000 or with any commercial bank organized under the laws of any other country (other than the United States) in which the Company or any Restricted Subsidiary maintains an office or is engaged in offshore operations, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $30,000,000 in the aggregate; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under any of the Company's or any Restricted Subsidiary's credit facilities, provided that all such deposits do not exceed $30,000,000 in the aggregate at any one time; and (vii) money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in any of the types of investments described in clause (i), (ii) or (iii) above.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), excluding a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise dis-poses of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company, is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other prop-erty in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange
Act), excluding a Permitted Holder, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exer-cisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or (c) during any consecutive two-year period, individuals who at the begin-ning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a major-ity of the directors then still in office who were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office other than by reason of an action taken by a Permitted Holder.

          "Change of Control Date" shall have the meaning set forth in Section 4.12.

          "Change of Control Offer" shall have the meaning set forth in Section 4.12.

          "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12.

          "Change of Control Purchase Price" shall have the meaning set forth in Section 4.12.

          "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvot-ing) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, with-out limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it (or any previous suc-cessor) pursuant to this Indenture, and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to the Com-pany for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of
(a) Consolidated Net Income, (b) Consolidated Non-cash Charges,
(c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense, less (ii) non-cash items increasing Consolidated Net Income for such period.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of the aggregate amount of Consolidated EBITDA of the Company for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. In addi-tion to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of the Com-pany or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebted-ness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being lia-ble for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Des-ignation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period and (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred dur-ing the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commit-ments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transac-tion Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstand-ing clauses (i) and (ii) above, interest on Indebtedness deter-mined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to the Company for any period, the amounts for such period of Con-solidated Interest Expense.

          "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a con-solidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of
(i) the interest expense of the Company and the Restricted Sub-sidiaries for such period as determined on a consolidated basis in accordance with GAAP related to Indebtedness, excluding fees related to the issuance of the Notes, but including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all com-missions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of Letters of Credit relating to bid, performance and advance payment obligations incurred in the ordinary course of business), (e) dividends payable in respect of Redeemable Capital Stock (whether or not paid) other than Series A Preferred Stock and (f) all accrued interest and
(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company (including the Restricted Subsidiaries and the Joint Ventures) for such period as determined in accordance with GAAP consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplica-tion, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereof) and the non-recurring cumulative effect of accounting charges,
(ii) except to the extent actually received by the Company, any Restricted Subsidiary, and any Joint Venture, income of the Company, the Restricted Subsidiaries and the Joint Ventures derived from or in respect of all Investments in persons other than any Restricted Subsidiary or Joint Ventures, (iii) the portion of net income (or loss) of any Joint Venture allocable to interests in such person other than the interests of the Company or any Restricted Subsidiary, (iv) net income (or loss) of any person combined with the Company, one of the Restricted Subsidiaries or one of the Joint Ventures on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss realized upon the termina-tion of any employee pension benefit plan, on an after-tax basis, (vi) gains or losses in respect of any Asset Sales by the Company, one of the Restricted Subsidiaries or one of the

Joint Ventures (net of fees and expenses relating to the trans-action giving rise thereto), on an after-tax basis, and (vii) the net income of any Restricted Subsidiary (other than JRMI and the OPI Guarantors) to the extent that the declaration of dividends or similar distributions by that Restricted Subsid-iary of that income (A) is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Sub-sidiary or its stockholders or (B) requires the approval of any minority interest in such Restricted Subsidiary except to the extent dividends or similar distributions are actually declared payable to the Company by such Restricted Subsidiary; provided that there shall be included in net income of the Company or such Restricted Subsidiary dividends or distributions excluded from net income of such person in a previous fiscal period pur-suant to clause (ii) or clause (vii) to the extent such divi-dends or distributions are actually received in the current fiscal period.

          "Consolidated Non-cash Charges" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of the Com-pany, the Restricted Subsidiaries and the Joint Ventures reduc-ing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP adjusted, to the extent included in calculating such depreciation, amortization and non-cash expenses, by excluding, without duplication, the portion thereof allocable to interests in Joint Ventures by any person other than the Company or any Restricted Subsidiary.

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its cor-porate trust business shall be principally administered, which on the date hereof is located at 120 Wall Street, 13th Floor, New York, New York 10043, except that for purposes of presen-tation of Notes for payment or registration of transfer or exchange, such term means the office of the Trustee located at 111 Wall Street, New York, New York 10043.

          "covenant defeasance" shall have the meaning set forth in Section 8.02.

          "Credit Agreement" means the Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 1995 among the Company, J. Ray McDermott Holdings, Inc., JRMI, the financial institutions from time to time party thereto, Texas Commerce Bank National Association as administrative agent, Chemical Bank, as auction agent and Bank of America National Trust and Savings Association, as co-agent, as such agreement may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instru-ments or similar agreements, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restruc-tured, renewed or refinanced from time to time, in each case in accordance with and as permitted by the Indenture.

          "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted Sub-sidiary, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders or any agent under or in respect of the Credit Agreement.

          "Currency Agreement Obligations" means the obliga-tions of any person under any foreign exchange contract, cur-rency swap agreement or other similar agreement or arrangement designed to protect such person against fluctuations in cur-rency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bank-ruptcy Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" shall mean The Depository Trust Company,
New York, New York, or any successor thereto registered under the Securities Exchange Act or other applicable statute or regulation.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreement Obligations and (ii) any other Senior Indebtedness which (a) at the time of incur-rence equals or exceeds $50,000,000 in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Designation" has the meaning set forth in Section
4.17.

          "Designation Amount" has the meaning set forth in
Section 4.17.

          "Engineering Joint Venture Agreement" means, collec-tively, the Contribution Agreement dated as of April 1, 1996 among J. Ray McDermott Engineering Holdings, Inc., Delta Hudson Engineering Corporation and McDermott Engineering Houston, LLC ("MEH"), the Regulations of MEH and the Articles of Organiza-tion of MEH.

          "Event of Default" has the meaning set forth in Sec-tion 6.01.

          "Excess Proceeds" shall have the meaning set forth in
Section 4.13.

          "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be deter-mined by the Board of Directors acting in good faith and shall be evidenced by a board resolution which determination shall be conclusive for all purposes of this Indenture.

          "GAAP" means, at any date, generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpre-tations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins that are applicable to the cir-cumstances as of the date of determination and consistently applied; provided, however, that, except as otherwise provided, all calculations made for purposes of determining compliance with the terms of Article Four and other provisions of this Indenture shall utilize GAAP in effect at the Issue Date.

          "Global Note" shall mean a Note which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee and which, together with any other Global Note representing Notes hereunder, shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Notes.

          "guarantee" means, as applied to any obligation,
(i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contin-gent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obli-gation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

          "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, advances on con-tracts and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by notes, debentures or other similar instru-ments, (c) all Indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agree-ment in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing contrac-tual right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and con-tract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebted-ness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeem-able Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations of such person under or in respect of Currency Agreement Obligations and Interest Rate Protection Obligations of such person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be the Fair Market Value of such Redeemable Capital Stock (provided that if such Redeemable Cap-ital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock) and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. For purposes of Section 4.08, in determining the principal amount of any Indebtedness to be incurred by the Com-pany or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which pro-vides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and
(y) effect shall be given to the impact of any Interest Rate Protection Obligations and Currency Agreement Obligations with respect to such Indebtedness. When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Sub-sidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third per-son, there shall be deemed to be an incurrence of such guaran-teed Indebtedness as if the Company or such Restricted Subsid-iary had directly incurred or otherwise assumed such guaranteed Indebtedness; provided that as and to the extent that the Com-pany or such Restricted Subsidiary, as the case may be, shall be entitled pursuant to the terms of any agreement then in effect, to reimbursement, indemnity or contribution from any person (other than the Company or any of its Subsidiaries or Joint Ventures) that the Company reasonably deems to be solvent for amounts as to which the Company or such Restricted Subsid-iary, as the case may be, may become liable for or have to pay pursuant to such a guarantee of Indebtedness of a Joint Ven-ture, such amount, but not the remaining amount, shall not be treated for this purpose as having been guaranteed.

          "Indemnifiable Taxes" means any Taxes imposed by the Republic of Panama (or any province or territory or jurisdic-tion or subdivision thereof) in respect of a payment upon, under or with respect to a Note pursuant to such Note or the Indenture, other than any Taxes imposed, payable or due by rea-son of (i) a failure of the holder of such Note to comply with any applicable certification, identification, information, doc-umentation, application, notification or other reporting requirement imposed by statute, treaty, regulation or adminis-trative practice or (ii) a present or former connection between the Republic of Panama (or any province or territory or juris-diction or subdivision thereof) and the holder of such Note (or a shareholder or affiliate thereof) otherwise than by the mere acquisition, holding or disposition (other than an actual dis-position in the Republic of Panama) of the Note or the receipt of payments thereunder.

          "Indenture" means this Indenture, as amended, modi-fied or supplemented from time to time.

          "interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(h) and (i) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

          "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calcu-lated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a float-ing rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or ser-vices for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude con-tracts in progress and extensions of trade credit by any person in the ordinary course of business of such person. In addition to the foregoing, any foreign exchange contract, currency swap or similar agreement shall constitute an Investment hereunder.

          "Issue Date" means [         ], 1996.

          "Joint Venture" means any person (i) in which the Company or any Wholly-Owned Restricted Subsidiary, directly or indirectly, owns at least 33% or more of the Capital Stock or partnership or other equity interests of such person, (ii) as to which the Company or such Wholly-Owned Restricted Subsid-iary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other gov-erning body of such person, the exercise of veto rights, or otherwise), any decisions by such person with respect to the payment of dividends or the making of distributions by such person or (b) the right (by contract, applicable law or other-wise) to cause the dissolution and liquidation of such person (including pursuant to contractual provisions governing dead-lock that may require good faith efforts to resolve any dead-lock prior to any such dissolution or liquidation) and
(iii) that was formed with one or more persons who are not Affiliates (provided that the joint venture established under the Engineering Joint Venture Agreement may be formed with an Affiliate), and (iv) is engaged in the marine construction business or a business reasonably related thereto. Any Subsid-iary of a Joint Venture of which the Company owns, directly or indirectly, 25% of the Capital Stock of such Subsidiary, shall be treated as a Joint Venture. As of the Issue Date, the fol-lowing persons constituted Joint Ventures: Offshore Marine Chartering, N.V.; HeereMac v.o.f.; Panama Offshore Chartering Company, Inc.; U.S. Offshore Chartering; Far East Vessels Inc.; Heerema McDermott Australia Pty Ltd; McDermott-ETPM Inc.; McDermott-ETPM West, Inc.; McDermott-ETPM East, Inc.; McDermott-ETPM Far East, Inc.; ETPM International S.A.S.; ETPM International (UK) Ltd.; McDermott Subsea Constructors Ltd.; Brown & Root McDermott Fabricators Limited; CCC Fabricaciones y

Construcciones, S.A. de C.V.; Offshore Hyundai International, Ltd.; TL Offshore Sdn. Bhd.; TL Marine Sdn. Bhd.; Spars Inter-national Inc.; Offshore Production Vessels Ltd.; McDermott Sub-marine Cable Systems Limited; the joint venture established under the Engineering Joint Venture Agreement; and each of their respective Subsidiaries.

          "JRMI" means J. Ray McDermott, Inc., a Delaware cor-poration and a Wholly-Owned Restricted Subsidiary.

          "legal defeasance" shall have the meaning set forth in Section 8.02.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assign-ment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.
A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having sub-stantially the same economic effect as any of the foregoing.

          "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and pay-able as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "MII" means McDermott International, Inc., a Panama corporation.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equiva-lents, including, without limitation, payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged or applied to permanently reduce Indebtedness secured by such Lien) and
(iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities asso-ciated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environ-mental matters and liabilities under any indemnification obli-gations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "Net Proceeds Deficiency" shall have the meaning set forth in Section 4.13(b).

          "Non-payment Default" means, for purposes of Article
Ten hereof, any event (other than a Payment Default) the occur-rence of which entitles one or more persons to act to acceler-ate the maturity of any Designated Senior Indebtedness.

          "Notes" means the notes that are issued under this Indenture, as amended or supplemented from time to time pursu-ant to this Indenture.

          "Officer" means the Chairman of the Board, any Presi-dent, any Vice President, the Chief Financial Officer, the
Treasurer, the Secretary or the Corporate Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, as the case may be.

          "OMC" means Offshore Marine Chartering, N.V.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Subject to any express provision hereof to the contrary, the counsel may be an employee of or counsel to the Company.

          "OPI Guarantors" means each person designated as either a "Parent Guarantor" or a "Guarantor" in the indenture governing the OPI Notes.

          "OPI Notes" means the 12-7/8% Guaranteed Senior Notes due July 15, 2002 issued pursuant to an Indenture, dated as of July 2, 1992, as supplemented and in effect from time to time, among JRMI, J. Ray McDermott Holdings, Inc., OPI Vessels, Inc., OPI Vessels, Ltd. and Offshore Petroleum Divers, Inc. and The Bank of New York, as successor Trustee.

          "Pari Passu Indebtedness" means any Indebtedness of the Company ranking pari passu in right of payment with the Notes.

          "Pari Passu Indebtedness Amount" shall have the mean-ing set forth in Section 4.13(b).

          "Pari Passu Offer" shall have the meaning set forth in Section 4.13(b).

          "Paying Agent" shall have the meaning set forth in
Section 2.03.

          "Payment Amount" shall have the meaning set forth in
Section 4.13(b).

          "Payment Blockage Period" shall have the meaning set forth in Section 10.03.

          "Payment Default" means any default in the payment when due (whether at Stated Maturity, upon scheduled repayment, upon acceleration or otherwise) of principal of or premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit consti-tuting, any Designated Senior Indebtedness.

          "Permitted Agreement" means each of (i) the Letter Agreement dated as of January 31, 1995 by and between the Com-pany and MII; (ii) the Transition Services Agreement dated as of August 16, 1994 by and between the Company and MII, as amended through the Issue Date; (iii) the Services Agreement dated as of August 16, 1994 by and between the Company and MII, as amended through the Issue Date; (iv) the Registration Rights Agreement dated as of January 31, 1995 by and between the Com-pany and MII; (v) the Purchase Agreement dated as of May 30, 1995 by and between the Company and MII; (vi) the Term Note dated as of January 31, 1995 issued by the Company to MII;
(vii) the Letter Agreement relating to litigation support dated as of January 31, 1995 by and between the Company and MII; and
(viii) the Engineering Joint Venture Agreement; as any such

Permitted Agreement may be modified or replaced from time to time; provided that any such modification or replacement is no less favorable to the holders of Notes than the applicable pro-vision of any such Permitted Agreement in effect on the Issue Date.

          "Permitted Holder" means MII, its controlled Affili-ates, and their respective successors to their business sub-stantially as an entirety.

          "Permitted Investment" means any of the following:
(a) Investments in the Company or any Wholly-Owned Restricted
Subsidiary (including any person that pursuant to such Invest-ment becomes a Wholly-Owned Restricted Subsidiary) and any per-son that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Com-pany or any Wholly-Owned Restricted Subsidiary at the time such Investment is made; (b) Investments in any Joint Venture; pro-vided that Investments in OMC, if made at a time when the Com-pany's proportionate share of OMC's total assets exceeds 25% of the total assets of the Company and its consolidated Subsidiar-ies, shall not be deemed to be Permitted Investments pursuant to this clause (b); (c) Investments in prepaid expenses, nego-tiable instruments and other similar instruments (other than of Affiliates) held for collection; (d) Investments in Cash Equiv-alents; (e) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America (or an agency thereof) and repurchase agreements in respect of such obligations; provided that the aggregate dollar value of such repurchase agreements shall not exceed $50,000,000 with any one person at any time outstanding;
(f) Investments in deposits with respect to leases, workers' compensation or utilities provided to third parties in the ordinary course of business; (g) Investments in the Notes;
(h) Investments in agreements giving rise to Interest Rate Pro-tection Obligations and Currency Agreement Obligations permit-ted by Section 4.08; (i) loans or advances to officers, employ-ees or consultants of the Company and the Restricted Subsidiar-ies in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries
(including travel and moving expenses) not in excess of $10,000,000 in the aggregate at any one time outstanding;
(j) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of the Restricted Subsidiaries in connection with any bank-ruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Restricted Sub-sidiaries, or for other liabilities or obligations of such other person to the Company or any of the Restricted Subsidiar-ies that were created in accordance with the terms of this Indenture; and (k) non-cash consideration received as a result of Asset Sales permitted by Section 4.13.

          "Permitted Junior Securities" means, so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of Section
10.02 as part of the same class of claims as Senior Indebted-ness or any class of claims pari passu with, or senior to, Senior Indebtedness, for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or cash equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" means, with respect to any par-ticular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenti-cated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equiva-lents (however designated) of such person's preferred or pref-erence stock whether now outstanding or issued after the Issue

Date, including, without limitation, all classes and series of preferred or preference stock of such person.

          "principal" means, with respect to any debt security, the principal of the security plus, with respect to the Notes only, the premium, if any, on the security and any interest on overdue principal.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Com-pany or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or condi-tional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Secu-rity Agreement") shall be entered into prior to the date that is 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding prin-cipal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and acces-sions thereto and any proceeds therefrom.

          "Receivables Facility" means an agreement or series of agreements under which the Company or the Restricted Subsid-iaries sell accounts receivable and related assets to unrelated third parties (or to special purpose entities created for this purpose for resale to unrelated third parties) for cash on a non-recourse basis (subject to exposures and liabilities cus-tomarily retained by sellers in transactions of that type) and on terms (including discounts) customary for transactions of that type.

          "Receivables Facility Obligations" means any Indebt-edness arising under a Receivables Facility.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the principal of the Notes, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to the final Stated Maturity of the principal of the Notes.

          "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

          "Registrar" shall have the meaning set forth in
Section 2.03.

          "Replacement Assets" shall have the meaning set forth in Section 4.13(a).

          "Restricted Payment" means any of the following:
(i) the declaration or payment of any dividend or the making of any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indi-rect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary),
(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, sched-uled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to a Restricted Subsidiary), or
(iv) the making of any Investment (other than a Permitted Investment) in any person.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not a Joint Venture and that has not been des-ignated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsid-iary pursuant to and in compliance with Section 4.17. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section
4.17. For purposes of this definition, any directors' qualify-ing shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

          "Revocation" has the meaning ascribed to that term under Section 4.17.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Sale-Leaseback Transaction" means, with respect to any person, any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by such per-son and are thereafter leased back from the purchaser or trans-feree thereof by such person or one of its Affiliates.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securities Exchange Act" means the Securities
Exchange Act of 1934, as amended from time to time.

          "Senior Indebtedness" means the principal of, pre-mium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the fore-going, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such interest is an allow-able claim in such proceeding) on, and all other amounts owing in respect of, all Credit Agreement Obligations of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebted-ness that is expressly subordinate or junior in right of pay-ment to any Senior Indebtedness of the Company, (c) Indebted-ness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obliga-tions or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the opera-tion of this clause (e)), (f) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (g) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (h) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (h) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to mat-ters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not vio-late the provisions of this Indenture); provided that the fore-going exclusions shall not affect the priorities of any Indebt-edness arising solely by operation of law in any case or pro-ceeding or similar event described in clause (a), (b) or (c) of
Section 10.02.

          "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebt-edness; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue, subject to the provisions of any agreements relating to such Designated Senior Indebtedness.

          "Senior Subordinated Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the Notes arising as a result of any Asset Sale or Change of Control or redemption) owing in respect of, the Notes payable pursuant to the terms of the Notes or this Inden-ture or upon acceleration of the Notes.

          "Series A Preferred Stock" means the Series A $2.25 cumulative convertible Preferred Stock of the Company, par value $.01 per share.

          "Significant Joint Venture" means any Joint Venture of which the Company's proportionate share of such Joint Ven-ture's total assets exceeds an amount equal to 10% of the total assets of the Company and its consolidated Subsidiaries at the end of the Company's most recently completed fiscal year; pro-vided that OMC shall be deemed not to be a Significant Joint Venture.

          "Significant Subsidiary" shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act as of the Issue Date, provided that no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

          "Specified Indebtedness" means any Senior Indebted-ness and any Indebtedness of any Restricted Subsidiary which is not subordinated to any other Indebtedness of such Restricted
Subsidiary.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date spec-ified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person or one or more Subsidiaries of such person, directly or indirectly, at the date of determina-tion thereof, has at least a majority ownership interest enti-tled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Subsidiary.

          "Surviving Entity" shall have the meaning set forth in Section 5.01.

          "Taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

          "Taxing Authority" means any government or any polit-ical subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any pre-vious successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Trust Officer" means any officer in the Corporate Trust Administration Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust mat-ter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such pursuant to and in compliance with
Section 4.17 and any Subsidiary of such Unrestricted Subsid-iary. Any such designation may be revoked by a Board Resolu-tion of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

          "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

          "Vessel Sales" means the sale by the Company to the HeereMac Joint Venture of the Company's vessels identified for sale pursuant to each of the Vessel Sale and Purchase Agreement dated as of March 25, 1996 between Hydro Marine Services, Inc. ("Hydro Marine") and DB-101 Shipping, Inc., the Vessel Sale and Purchase Agreement dated as of March 25, 1996 between Hydro Marine and DB-102 Shipping, Inc. and the Suspensively Condi-tioned Sale Agreement made the 25th day of March 1996 between OPI International Vessels Limited and Offshore Marine Charter-ing N.V. and the transactions contemplated by each such agreement.

          "Voting Stock" means any shares of any class or classes of Capital Stock pursuant to which the holders of such shares have the general voting power under ordinary circum-stances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nation-als mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

          Section 1.02.  Incorporation by Reference of Trust
                         Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture notes" means the Notes;

          "indenture noteholder" means a Noteholder or Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture notes means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.03.  Rules of Construction.

          For all purposes of this Indenture, except as other-wise expressly provided or unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) words in the singular include the plural, and words in the plural include the singular;

          (c)  "or" is not exclusive;

          (d) provisions apply to successive events and transactions;

          (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) references to Sections or Articles refer to Sec-tions and Articles, respectively, of this Indenture, unless otherwise indicated; and

          (h) all references to $ or dollars shall refer to the lawful currency of the United States of America.


                          ARTICLE TWO

                           THE NOTES

          Section 2.01.  Forms and Dating.

          The Notes and the Trustee's certificate of authenti-cation thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitu-tions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execu-tion and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.02.  Execution and Authentication.

          Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the

Note or at any time thereafter, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signa-tory of the Trustee manually signs the certificate of authenti-cation on the Note. Such signature shall be conclusive evi-dence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue in an aggregate principal amount not to exceed $250,000,000 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenti-cate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000, except as provided in
Section 2.07.

          The Notes shall be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the out-standing Notes, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until this Global Note is exchanged in whole or in part for the individual Notes repre-sented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depos-itory or any such nominee to a successor Depository or a nomi-nee of a successor Depository."

          With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentica-tion by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

          Section 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the applicable provisions of this Indenture that relate to such Agent. The Company shall notify the Trus-tee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for ser-vice of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

          The Company initially appoints the Trustee as Regis-trar, Paying Agent and agent for service of notices and demands in connection with the Notes.

          Section 2.04.  Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Sub-sidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any default in the payment of principal of, or interest on, the Notes, upon writ-ten request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than on obligor under the Notes) shall have no further liability for the money so paid over to the Trustee. Each Paying Agent will in all respects comply with the provisions of the TIA appli-cable to such Paying Agent.

          Section 2.05.  Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

          Section 2.06.  Transfer and Exchange.

          (a) When Notes are duly presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Regis-trar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.
No service charge shall be made for any registration of trans-fer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06 or 9.05). The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          A Global Note may be transferred, in whole but not in part and in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Company, or to a nominee of such successor Depository.

          (b) If at any time the Depository for the Global Note or Global Notes notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or Global Notes or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Securi-ties Exchange Act, the Company shall appoint a successor Depos-itory with respect to such Global Note or Global Notes. If a successor Depository for such Global Note or Global Notes has not been appointed within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, shall authenticate and deliver, Notes in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of each Global Note representing such Notes, in exchange for each such Global Note. The Company shall reim-burse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Notes in definitive form.

          The Company may at any time and in its sole discre-tion determine that the Notes shall no longer be represented by such Global Note or Global Notes. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Note or Global Notes, will authenticate and deliver individual Notes in defin-itive form in an aggregate principal amount equal to the prin-cipal amount of such Global Note or Global Notes in exchange for such Global Note or Global Notes.

          Upon any exchange provided for in any of the preced-ing two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of a Global Note for individual Notes, such Global Note shall be cancelled by the Trustee. Notes issued in exchange for a Global Note pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered.

          None of the Company, the Trustee, any Paying Agent or the Registrar shall have any responsibility or obligation to assure that any notices are forwarded by the Depository to any of its direct or indirect participants or by any such partici-pant to any beneficial owner except for compliance with the requirements of the Depository governing such notices. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, super-vising or reviewing any records relating to such beneficial ownership interests.

          Section 2.07.  Replacement Notes.

          If (i) any mutilated Note is surrendered to the Trus-tee or (ii) upon the destruction, loss or theft of any Note, there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide pur-chaser, the Company shall execute and, upon receipt of a writ-ten order from the Company with respect thereto, the Trustee shall authenticate and deliver, in exchange for any such muti-lated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing an identification number not contemporaneously outstanding. The Company may charge the Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel for the Company and counsel for the Trus-tee. Every replacement Note is an additional obligation of the Company.

          Section 2.08.  Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of their respective Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfac-tory to it that the replaced Note is held by a bona fide pur-chaser. A mutilated Note ceases to be outstanding upon surren-der of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding, interest on such Notes shall cease to accrue and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes.

          Section 2.09.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent under this Indenture, Notes owned by the Com-pany or any of their respective Affiliates shall be disre-garded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direc-tion, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be so disregarded.

          Section 2.10.  Temporary Notes.

          Until definitive Notes are prepared and ready for delivery, the Company may execute and the Trustee shall authen-ticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by Global Notes, such Global Notes may be in type-written form.

          Section 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direc-tion of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Com-pany, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surren-dered to the Trustee for cancellation pursuant to this Section 2.11.

          Section 2.12.  Defaulted Interest.

          If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and pay-ment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Section 2.13.  CUSIP Number.

          The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other iden-tification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

          Section 2.14.  Deposit of Moneys.

          On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.


                         ARTICLE THREE

                      REDEMPTION OF NOTES

          Section 3.01.  Notices to the Trustee.

          If the Company elects to redeem Notes pursuant to Paragraph 3(a) or 3(b) of the Notes, it shall notify the Trus-tee of the Redemption Date and principal amount of Notes to be redeemed.

          The Company shall notify the Trustee of any redemp-tion at least 45 days before the Redemption Date by an Offic-ers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

          Section 3.02.  Selection of Notes To Be
                         Redeemed.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemp-
tion), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

          The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the con-text otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          Section 3.03.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

          All notices of redemption shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemp-tion ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

          (d) if any Note is to be redeemed in part, the por-tion of the principal amount (equal to $1,000 or any inte-gral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

          (e) that Notes called for redemption must be surren-dered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (f) the CUSIP number, if any, relating to such Notes; and

          (g) the paragraph of the Notes pursuant to which the Notes are being redeemed.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          Section 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Pay-ment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

          Section 3.05.  Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear inter-est from the Redemption Date at the rate provided in the Notes.

          Section 3.06.  Notes Redeemed or Purchased in
                         Part.

          Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trus-tee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

          Section 3.07.  Special Right of Redemption.

          If the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in, amendment to or promulgation of any treaty or law (or any regulation thereunder) with respect to Indemnifiable Taxes, or any change in, amendment to or promul-gation of, any official position (whether administrative, judi-cial or otherwise) regarding the application or interpretation of any such treaty, law or regulation, which change, amendment or promulgation is announced or becomes effective on or after the Issue Date, the Notes will be subject to redemption in whole, but not in part, at the option of the Company at any time prior to the Maturity Date at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor under the Notes) or that such reasonable measures can-not be taken without the Company suffering any material eco-nomic, legal or regulatory disadvantage.


                         ARTICLE FOUR

                           COVENANTS

          Section 4.01.  Payment of Notes.

          The Company will pay, or cause to be paid, the prin-cipal of and interest on the Notes on the dates and in the man-ner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a

Subsidiary of the Company or any Affiliate of any thereof) holds on that date money designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

          The Company will pay interest on overdue principal at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

          Section 4.02.  Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhat-tan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presenta-tions, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be pre-sented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate
Trust Office of the Trustee, as such office of the Company in accordance with this Section 4.02.

          Section 4.03.  Corporate Existence.

          Except as permitted by this Indenture, the Company shall do or cause to be done all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence of the

Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such existence (in the case of Subsidiaries) if
(x) the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

          Section 4.04.  Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

          Section 4.05.  Maintenance of Properties; Insurance;
                         Books and Records; Compliance with
                         Law.

          (a) Except as permitted by this Indenture, the Com-pany shall, and shall cause each of its Subsidiaries to, cause all material properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted), all as in the judgment of the Company shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontin-uing the operation and maintenance of any of its properties (x) if such discontinuance is, in the judgment of the Board of Directors or the board of directors of such Subsidiary, desir-able in the conduct of its business or (y) if such discontinu-ance or disposal is not materially adverse to either the

Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabili-ties, as is customarily maintained by companies similarly situ-ated (which may include self-insurance in such form as may be customarily maintained by companies similarly situated).

          (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full and correct entries shall be made of all material business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial state-ments adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          Section 4.06.  Compliance Certificate.

          (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fis-cal quarters of each fiscal year of the Company and within 90 days after the end of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its princi-pal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice pro-vided herein.

          (b) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or pro-poses to take with respect thereto.

          Section 4.07.  Reporting Requirements.

          The Company shall file with the SEC the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Securities Exchange Act, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Securities Exchange
Act. In accordance with the provisions of TIA Section 314(a), the Company shall file with the Trustee, within 30 days after it files them with the SEC, copies of such reports and documents (with exhibits) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). In addition, the Company shall cause such reports and documents (without exhibits) to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Notes maintained by the Registrar.

          Section 4.08.  Limitation on Additional Indebtedness.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable contingently or otherwise (in each case, to "incur") for the payment of any Indebtedness (including any Acquired Indebt-edness); provided that (i) the Company and each Wholly-Owned Restricted Subsidiary shall be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsid-iary which is not a Wholly-Owned Restricted Subsidiary will be permitted to incur Acquired Indebtedness if, immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.25:1.0.

          Notwithstanding the foregoing, the Company (and, to the extent specifically set forth below, the Restricted Subsid-iaries) may incur each and all of the following Indebtedness
(including Acquired Indebtedness):

          (a)  (i) Indebtedness of the Company or any
     Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $250,000,000 (or, to the extent non-U.S. dollar denominated, the equivalent of such amount as determined by the Credit Agreement), and any fees, premiums, expenses (including costs of collection), indemnities and other similar amounts payable in connection with such Indebted-ness; (ii) Indebtedness of JRMI and the OPI Guarantors arising from the OPI Notes; and (iii) other Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (b) Indebtedness of the Company evidenced by the Notes;

          (c) (i) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business; provided that the notional principal amount of any such Interest Rate Pro-tection Obligations does not exceed 105% of the principal amount of the Indebtedness to which such Interest Rate Protection Obligations expressly relates;

          (d) Indebtedness of the Company or any of the Restricted Subsidiaries under Currency Agreement Obliga-tions; provided that such Currency Agreement Obligations do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and com-pensation payable thereunder;

          (e) (i) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to the Company or a Restricted Subsidiary; provided that (a) any subsequent issuance or transfer of Capital Stock or any Designation that results in such Restricted Subsidiary ceasing to be a Restricted Subsid-iary or any subsequent transfer or assignment of such Indebtedness (other than to the Company or a Restricted

     Subsidiary or a Joint Venture) will be deemed to consti-tute the incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, and
     (b) any such Indebtedness of the Company owed to a Restricted Subsidiary must be subordinated in right of payment to the prior payment in full and performance of the Company's obligations under this Indenture and the Notes; and (ii) Indebtedness of the Company or any Wholly-Owned Restricted Subsidiary owed to any Joint Ven-ture; provided that any such Indebtedness (a) if Indebted-ness of the Company, must be subordinated in right of pay-ment to the prior payment in full and performance of the Company's obligations under the Indenture and the Notes and (b) must not bear interest (other than through the accrual or payment in kind of Indebtedness of the same obligor containing terms identical to the terms of the Indebtedness on which such Indebtedness is paid as inter-
     est) except that cash interest may be paid (A) if required by law to prevent the holder of such Indebtedness from being treated for applicable revenue tax purposes as hav-ing received imputed interest thereon or (B) to minimize taxes payable by the parties to the Joint Venture;

          (f) Indebtedness of the Company or any Restricted Subsidiary incurred in respect of bid, performance and payment bonds (other than in respect of Indebtedness), surety bonds, trade letters of credit, bankers' acceptan-ces and letters of credit supporting bids, advance pay-ments and performance obligations of the Company, any Restricted Subsidiary or any Joint Venture (other than in respect of Indebtedness), in each case incurred in the ordinary course of business;

          (g)  Indebtedness of the Company or any Restricted
     Subsidiary not to exceed $30,000,000 in aggregate amount per year incurred in connection with capital expenditures
     (as determined in accordance with GAAP);

          (h) Indebtedness of the Company or any Restricted Subsidiary (i) representing Capitalized Lease Obligations and (ii) in respect of Purchase Money Obligations for property acquired in the ordinary course of business (and not, in any event, in connection with an Asset Acquisition or a Capitalized Lease Obligation), which taken together do not exceed $20,000,000 in aggregate amount at any time outstanding;

          (i) Indebtedness of the Company or any Restricted Subsidiary in respect of Receivables Facility Obligations; provided that the holders of such Indebtedness have recourse only to the accounts receivable, work in progress and related assets transferred pursuant to such Receiv-ables Facility;

          (j) Indebtedness of the Company and any Restricted subsidiary consisting of the guarantee of Indebtedness of a Joint Venture not to exceed $50,000,000 in aggregate principal amount at any time outstanding; provided, that as and to the extent that the Company or such Restricted Subsidiary, as the case may be, shall be entitled pursuant to the terms of any agreement then in effect, to reim-bursement, indemnity or contribution from any person (other than the Company or any of its Subsidiaries or the Joint Ventures) that the Company reasonably deems to be solvent for amounts as to which the Company or such Restricted Subsidiary, as the case may be, may become lia-ble for or have to pay pursuant to such guarantee of Indebtedness of a Joint Venture, such amount, but not the remaining amount, shall not be treated for the purpose of the foregoing limitation as having been guaranteed;

          (k)  Indebtedness of the Company and any Restricted
     Subsidiary consisting of a guarantee of performance obli-gations of any Joint Venture (other than in respect of Indebtedness of such Joint Venture);

          (l)  (i) Indebtedness of the Company or any
     Restricted Subsidiary to the extent the proceeds thereof are used to refinance (whether by amendment, modification, supplement, restatement, replacement, restructuring, refi-nancing, renewal, extension or refunding) Indebtedness of the Company (including all or a portion of the Notes) or any Restricted Subsidiary to the extent the Indebtedness to be refinanced, redeemed or retired has been incurred under or referred to in the first paragraph of this
     Section 4.08 or clauses (a)(ii), (a)(iii), (b), (h)(ii) or
     (m); provided that the principal amount of Indebtedness incurred pursuant to this clause (l) (or, if such Indebt-edness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so amended, modified, supplemented, restated, replaced, restructured, refinanced, renewed, extended or refunded (or, if such Indebtedness provides for an amount less than the princi-pal amount thereof to be due and payable upon a declara-tion of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection therewith pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish the foregoing by means of a tender or exchange offer or privately negoti-ated purchase, plus the amount of expenses in connection therewith; and

          (m) additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed $100,000,000 in aggregate principal amount at any time outstanding (which may include Indebtedness incurred for any purpose, includ-ing, but not limited to, the purposes referred to in clauses (a) through (l) above).

          Section 4.09.  Limitation on Restricted Payments.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (i)  no Default shall have occurred and be
     continuing,

         (ii) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on April 1, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Com-pany for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contribu-tions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to pur-chase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Restricted Subsidiary) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constitut-ing a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (iv) of the next paragraph of this Section 4.09), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment plus (4) 100% of the aggregate amount of all Investments previously made on or after the date of the Indenture in any Unrestricted Subsidiary upon revocation of the designation of such Unrestricted Subsidiary as such, other than Investments made in such Unrestricted Subsidiary pursuant to clause (iv) of the following para-graph, and

        (iii)  the Company could incur $1.00 of additional
     Indebtedness under the first paragraph of Section 4.08.

For the purposes of clause (ii)(2) above, the amount counted as net proceeds received by the Company upon the issuance of Capi-tal Stock, either from the conversion of convertible Indebted-ness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

          None of the foregoing provisions will prohibit
(i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemp-tion, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or a Joint Venture); provided that such net proceeds are excluded from clause (ii)(2)(y) of the preceding paragraph of this Section 4.09; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or a Joint Venture), provided that any such net cash proceeds are excluded from clause (ii)(2)(y) of the preceding paragraph, or (2) Indebted-ness of the Company so long as such Indebtedness (x) is subor-dinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness being redeemed, repurchased, acquired or retired and (y) has no Stated Maturity earlier than the 91st day after the Stated Maturity for the final scheduled principal payment of the Notes; (iv) so long as no Default shall have occurred and be continuing, the making of Investments constituting Restricted Payments in persons (other than Joint Ventures and Wholly-Owned Restricted Subsidiaries of the Company) made after the Issue Date not to exceed $30,000,000 at any time outstanding; (v) the making of Invest-ments constituting Restricted Payments made after the Issue Date as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13; or (vi) for so long as no Default shall have occurred and be continuing, the declaration and payment of dividends of up to $15,000,000 to MII or its Affiliates in respect of shares of Series A Preferred Stock owned by such persons that otherwise would not be permitted as a result of this Section 4.09. In computing the amount of Restricted Payments previously made for purposes of clause (ii) of the preceding paragraph of this Sec-tion 4.09, Restricted Payments made under clauses (i), (iv) and
(v) of this paragraph shall be included.

          The Company will not consent to or otherwise autho-rize any Joint Venture to, directly or indirectly, and where the Company has a legal or contractual right to do so, the Com-pany will prevent a Joint Venture from acting to

          (i) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company (other than Capital Stock of the Company upon original issuance by the Company);

         (ii) make any principal payment on, or purchase, repurchase, redeem or otherwise acquire or retire for value, any Subordinated Indebtedness (other than any Sub-ordinated Indebtedness owed by such Joint Venture to the Company or any of its Subsidiaries); or

        (iii) make any Investment in any person (other than (x) a Subsidiary of which 100% of the outstanding Capital Stock is owned by such Joint Venture or (y) as permitted by clause (i) or (ii) above) other than in the ordinary course of business of such Joint Venture solely for the purpose of conducting activities directly related to the marine construction business or a business reasonably related thereto.


          Section 4.10.  Limitation on Issuance and Sale
                         of Preferred Stock by Restricted
                         Subsidiaries.

          The Company (i) will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary except for Preferred Stock of a Restricted Subsidiary issued and out-standing at the time such Restricted Subsidiary became a Sub-sidiary of the Company; provided that such Preferred Stock was not issued in anticipation of such person becoming a Subsidiary of the Company.

          Section 4.11.  Limitation on Liens.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind against or upon any of its prop-erty or assets, whether now owned or acquired after the date of this Indenture, or any proceeds therefrom, which secures either
(i) Subordinated Indebtedness (other than Subordinated Indebt-edness of a Restricted Subsidiary owing to the Company secured by assets of such Restricted Subsidiary) unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) Pari Passu Indebtedness unless the Notes are equally and ratably secured with the Liens securing such Pari Passu Indebtedness. This Section 4.11 will not apply to any Lien securing Acquired Indebtedness, provided that any such

Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

          (b) Notwithstanding the foregoing, any security interest granted by the Company or any Restricted Subsidiary to secure the Notes created pursuant to Section 4.11(a) shall pro-vide by its terms that such security interest shall be automat-ically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in Section 4.11(a) of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Pari Passu Indebtedness and Subordinated Indebtedness of the Company or any Restricted subsidiary has been secured by such property or assets of the Company or any such Restricted Subsidiary or (B) the holders of all such other Pari Passu Indebtedness and Subordinated Indebtedness which is secured by such property or assets of the Company or any such Restricted Subsidiary also release their security interest in such property or assets (including any deemed release upon pay-ment in full of all obligations under such Indebtedness).

          Section 4.12.  Change of Control.

          Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Pur-chase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then out-standing Notes at a purchase price equal to 101% of the princi-pal amount thereof plus accrued and unpaid interest, if any, plus Additional Amounts, if any (the "Change of Control Pur-chase Price"), to the Change of Control Purchase Date. Prior to the mailing of the notice to Holders provided for below, the Company shall have (x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement, or
(y) obtained the requisite consents under the Credit Agreement to permit the purchase of the Notes as provided for under this
Section 4.12. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of the Notes until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a Default under Section 6.01(c).

          Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes properly tendered into the Change of Control Offer and not with-drawn will be accepted for payment;

          (b) the Change of Control Purchase Price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Note not tendered for payment will con-tinue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for pay-ment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must com-plete any form letter of transmittal proposed by the Com-pany and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Notes will be entitled to with-draw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (h) the instructions that Holders must follow in order to tender their Notes; and

          (i) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of mate-rial developments in the Company's business subsequent to the latest of such reports, information with respect to pro forma historical financial information after giving effect to such Change of Control, if material, and such other information concerning the circumstances and rele-vant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer, including, if available, information regarding the persons acquiring control.

          On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trus-tee the Notes so accepted together with an Officers' Certifi-cate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Securities Exchange Act, and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer.

          Section 4.13.  Disposition of Proceeds of Asset
                         Sales.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash and/or Cash Equivalents (with Indebtedness of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary that will cease to be a Restricted Subsidiary as a result of such Asset Sale) being counted as cash for all purposes of this Section 4.13 if the Company or the Restricted Subsidiary is unconditionally released from any liability therefor). Net Cash Proceeds of any Asset Sale may be applied to repay Specified Indebtedness or Credit Agreement Obligations (but only if the commitments or amounts available to be borrowed under such Specified Indebted-ness or Credit Agreement, as the case may be, are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the pre-ceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 18 months of the date of such Asset Sale, to an investment in properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") provided that the Company or such Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds towards the acquisition or construction of a new marine vessel or the refurbishment or refitting of an existing marine vessel, in either case that will be used in the business of the Company or one or more of its Restricted Sub-sidiaries or Joint Ventures, to the extent made pursuant to a binding written agreement entered into by the Company or such Restricted Subsidiary, as the case may be, within six months of such Asset Sale, notwithstanding that the application of such Net Cash Proceeds pursuant to such binding written agreement may occur, in whole or in part, following the expiration of the 18-month period following such Asset Sale, and any such Net Cash Proceeds applied pursuant to this proviso shall not con-stitute Excess Proceeds (as hereinafter provided) except to the extent that they would otherwise constitute Excess Proceeds (but for the application of this proviso) and then only to the extent that they are not actually applied within the 30-month period following the completion of such Asset Sale. Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 18 months of the date of such Asset Sale, constitute "Excess Proceeds" subject to dis-position as provided below.

          (b) When the aggregate amount of Excess Proceeds equals or exceeds $25,000,000, the Company shall make an offer to purchase, from all holders of the Notes and any then out-standing Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

          (i) (A) The Company shall make an offer to purchase (an "Asset Sale Offer") from all holders of the Notes in accordance with the procedures set forth in this Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding princi-pal amount of the Notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Asset Sale Offer Price (as defined in clause (ii) below) of all Notes tendered), and (B) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the princi-pal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebted-ness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount;

         (ii) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest, if any, to the date such Asset Sale Offer is consummated plus Additional Amounts, if any (the "Asset Sale Offer Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Offer Price of the Notes tendered pursuant to an Asset Sale Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to Section 4.09;

        (iii) If the aggregate Asset Sale Offer Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

          (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 30 days nor more than 60 days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Pay-ing Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section 4.13;

          (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Note, the Asset Sale
     Purchase Date and the date on which the Asset Sale Offer expires;

          (3) that any Note not tendered or accepted for pay-ment will continue to accrue interest in accordance with the terms thereof;

          (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to sur-render their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certifi-cate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (7) that if Notes in a principal amount in excess of the Holder's pro rata share of the amount of Excess Pro-ceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denomina-tions of $1,000 or integral multiples of $1,000 shall be acquired);

          (8) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9) the instructions that Holders must follow in order to tender their Notes; and

          (10) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business subse-quent to the latest of such reports and information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer, if material.

          (d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately avail-able funds, in an amount sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or por-tions thereof tendered to and accepted for payment by the Com-pany. The Paying Agent shall promptly mail or deliver to Hold-ers of Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authen-ticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surren-dered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Pur-chase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such an offer to purchase, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

          (e) The Company shall comply, to the extent appli-cable, with the requirements of Section 14(e) and Rule 14e-1 of the Securities Exchange Act in connection with the repurchase of Notes pursuant to the Asset Sale Offer.

          Section 4.14.  Limitation on Transactions
                         with Affiliates.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related trans-actions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of any assets, prop-erty or services) with, or for the benefit of, any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary or a Joint Venture; provided that no Affiliate (other than a Sub-sidiary of the Company) or beneficial holder of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock in such Restricted Subsidiary or Joint Venture other than Capital Stock beneficially owned by a Per-mitted Holder solely by virtue of its ownership of Capital Stock of the Company) or any beneficial holder of 10% or more of any class of Capital Stock of the Company except (i) on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with the Company, (ii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions comply with the preceding clause (i) and, with respect to any transac-tion or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, further certifying that such transaction or series of transactions have been approved by a majority of the Board of Directors, including a majority of the disinterested directors of the Board of Direc-tors. For purposes of the foregoing, a director of the Company shall not be considerd "interested" with respect to a transac-tion solely by virtue of also being a director of the other party to such transaction. This Section 4.14 shall not restrict the Company from (u) paying dividends in respect of its Capital Stock permitted under Section 4.09; (v) paying rea-sonable and customary regular fees to directors of the Company who are not employees of the Company; (w) making loans or advances to officers of the Company and the Restricted Subsid-iaries for bona fide business purposes of the Company; (x) the Company's employee compensation and other benefit arrangements;
(y) complying with the terms of any Permitted Agreement; and
(z) performing any existing obligations in respect of the transactions set forth on Schedule 4.14 hereto.

          Section 4.15.  Limitation on Dividends and Other
                         Payment Restrictions Affecting
                         Restricted Subsidiaries.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any con-sensual encumbrance or restriction on the ability of any

Restricted Subsidiary to (a) pay dividends, in cash or other-wise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or
(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than any customary restriction on transfers of property subject to a Lien permit-ted hereunder (other than a Lien on cash not constituting pro-ceeds of non-cash property subject to a Lien permitted hereun-
der) which would not materially adversely affect the Company's ability to satisfy its obligations hereunder), except for such encumbrances or restrictions existing under or by reason of
(i) applicable law or governmental regulation, (ii) customary non-assignment provisions of any contract or any licensing agreement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in exis-tence at the time of such acquisition (but not created in con-templation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets (including subsequently acquired property or assets to the extent subject thereto) of the person, so acquired, (iv) any encumbrance or restriction existing under the Credit Agreement, the indenture governing the OPI Notes or any other agreement, in each case, as in effect on the Issue Date or otherwise modi-fied from time to time; provided that any such modification is not materially less favorable to the holders of Notes than the applicable provision as in effect on the Issue Date and (v) any encumbrance or restriction pursuant to any agreement that extends, restructures, refinances, renews, refunds or replaces any agreement described in clause (ii), (iii) or (iv) above, which is not materially less favorable to the holders of Notes than those existing under the agreement being extended, restructured, refinanced, renewed, refunded or replaced.

          Section 4.16.  Limitation on Other Senior
                         Subordinated Indebtedness.

          The Company will not incur, directly or indirectly, any Indebtedness which is expressly subordinate or junior in right of payment in any respect to Senior Indebtedness unless such Indebtedness ranks pari passu in right of payment with the

Notes, or is expressly subordinated in right of payment to the Notes.

          Section 4.17.  Limitation on Designations of
                         Unrestricted Subsidiaries.

          (a) The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and
(iii) the Company would be permitted to incur $1.00 of addi-tional Indebtedness pursuant to the first paragraph of Section
4.08 at the time of Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.09 for all purposes of this Indenture in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebted-
ness) (provided, that the Company or a Restricted Subsidiary may provide credit support to an Unrestricted Subsidiary if
(i) such credit support or Indebtedness constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.09, in each case at the time of incurrence, or (ii) the credit sup-port or Indebtedness would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Sub-sidiary), (y) be directly or indirectly liable for any Indebt-edness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be acceler-ated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforce-ment action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under
Section 4.09.

          (b) The Company may revoke any Designation of a Sub-sidiary as an Unrestricted Subsidiary (a "Revocation") if (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

          All Designations and Revocations pursuant to this
Section 4.17 must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

          Section 4.18.  Limitation on Sale-Leaseback
                         Transactions.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale-Leaseback Transaction unless (a) the Attributable Value of the obligations of the Company or such Restricted Sub-sidiary with respect thereto is treated as Indebtedness and would be permitted under Section 4.08, (b) the consideration received with respect to the property subject to such Sale-Leaseback Transaction at the time of such Sale-Leaseback Trans-action is at least equal to the Fair Market Value of the prop-erty subject to the Sale-Leaseback Transaction and (c) the Com-pany applies an amount in cash equal to the Net Cash Proceeds of the Sale-Leaseback Transaction in accordance with and to the extent required by the provisions of Section 4.13 as if such Sale-Leaseback Transaction were an Asset Sale by the Company. Notwithstanding the foregoing, the Company or any Wholly-Owned Restricted Subsidiary may enter into a Sale-Leaseback Transac-tion with any Wholly-Owned Restricted Subsidiary or any Joint Venture, and a Wholly-Owned Restricted Subsidiary may enter into a Sale-Leaseback Transaction with the Company or any Joint Venture or another Wholly-Owned Restricted Subsidiary, in each case subject only to clause (b) of this Section 4.18.

          Section 4.19.  Payment of Additional Amounts.

          All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the

Company is required to withhold or deduct any amount for or on account of Indemnifiable Taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Notes (including Addi-tional Amounts), after withholding or deduction of such Indemnifiable Taxes will not be less than the amount the holder would have received if such Indemnifiable Taxes had not been withheld or deducted. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Authority in accor-dance with applicable law. The Company will use its best efforts to obtain certified copies of tax receipts evidencing the payment of any such Indemnifiable Taxes and furnish certi-fied copies of such tax receipts to the Holders within 30 days after the date on which the payment of any such Taxes is due pursuant to applicable law. If, notwithstanding the Company's efforts to obtain such receipts, the same are not obtainable, the Company will provide to the Holders other evidence of such payments by the Company.

          The Company will indemnify and hold harmless each Holder and, upon written request therefor from a Holder (which request shall include a reasonable description of the Indemnifiable Taxes), reimburse such Holder, for the amount of
(i) any Indemnifiable Taxes levied or imposed and paid by such Holder as a result of the Company's failure to deduct or with-hold such Indemnifiable Taxes from payments made under or with respect to the Notes; (ii) any liability (including penalties, interest and expenses) arising under or with respect to the foregoing clause (i); and (iii) any Indemnifiable Taxes so lev-ied or imposed with respect to any reimbursement under the foregoing clause (i) or (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Indemnifiable Taxes on such reimbursement had not been imposed, but excluding any Taxes on such holder's net income. Neither Additional Amounts nor amounts required to be reimbursed under the preced-ing sentence shall be payable for or on account of any Indemnifiable Taxes that are imposed or withheld by reason of the failure by such Holder to comply within 45 days of a writ-ten request of the Company addressed to such Holder or (if it is not possible for the Company to furnish such request at a time that would allow at least 45 days for compliance) such shorter period reasonable in the circumstances as may be neces-sary to enable the Company to comply with requests from any Taxing Authority: (x) to provide information concerning the nationality, residence or identity of such Holder; or (y) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of either clause (x) or (y) above, is required or imposed by stat-ute, treaty, regulation or administrative practice of a Taxing Authority as a precondition to exemption from all or any part of such Indemnifiable Taxes.

          At least 10 days prior to each date on which payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trus-tee an Officers' Certificate stating the fact that such Addi-tional Amounts will be payable and the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders of Notes on the payment date. Whenever in this Indenture there is men-tioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          Section 4.20.  Waiver of Stay, Extension or Usury
                         Laws.

          The Company covenants (to the extent that it may law-fully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trus-tee, but will suffer and permit the execution of every such power at though no such law had been enacted.

                         ARTICLE FIVE

                     SUCCESSOR CORPORATION

          Section 5.01.  When Company May Merge, etc.

          (a) The Company will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Com-pany will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transac-tions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Com-pany and the Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

          (1) either (A) (i) if the transaction or transac-tions is a merger or consolidation involving the Company as a constituent to the merger or consolidation, the Com-pany shall be the surviving person of such merger or con-solidation or (ii) if the transaction or related transac-tions is a merger or consolidation involving a Restricted Subsidiary as a constituent to the merger or consolida-tion, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary, or (B) (i) the person formed by such consolidation or into which the Com-pany or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of Panama, the United States of America, any State thereof or the District of Columbia and (2) in the case of a transac-tion involving the Company as a constituent to the merger or consolidation, the Surviving Entity shall expressly assume, by a supplemental indenture, executed and deliv-ered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case this Indenture shall remain in full force and effect;

          (2) immediately after giving effect to such transac-tion or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or as a result of such transaction or series of transac-tions), no Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional Indebtedness under Section 4.08; and

          (3) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee, in form rea-sonably satisfactory to the Trustee, an Officers' Certifi-cate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposi-tion and, if a supplemental indenture is required in con-nection with such transaction or series of transactions, such supplemental indenture, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with. Such opinion of counsel shall further state that the transaction will not result in the Company or the Surviving Entity being required to make any deduction or withholding on account of any Taxes from any payments made under or with respect to the Notes unless the Company or the Surviving Entity shall agree to waive its rights under Section 3.07 hereof above and pay in full to the holders of Notes any Additional Amounts which may become due and payable.

          Section 5.02.  Successor Substituted.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accor-dance with Section 5.01(a) hereof, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if the Surviving Company has been named the Company herein; provided that, solely for purposes of computing cumulative Con-solidated Net Income for purposes of clause (ii) of the first paragraph of Section 4.09, the cumulative Consolidated Net Income of any persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

          For all purposes of this Indenture and the Notes (including the provision of this Section 5.02 and Sections 4.08, 4.09 and 4.11), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as pro-vided pursuant to Section 4.17 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.


                          ARTICLE SIX

                           REMEDIES

          Section 6.01.  Events of Default.

          An "Event of Default" means any of the following events:

          (a) default in the payment of the principal of, or premium, if any, when due and payable, on any Note (at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise); or

          (b) default in the payment of an installment of interest on any of the Notes when due and payable, and the continuation of such default for a period of 30 days or more; or

          (c) the failure of the Company to comply with its obligations under Section 5.01, the failure to make or consummate a Change of Control Offer in accordance with the Company's obligations under Section 4.12, or the fail-ure to make or consummate an Asset Sale Offer in accor-dance with the Company's obligations under Section 4.13; or

          (d) the failure of the Company to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a Default specified in clause (a), (b) or (c) above) for a period of 60 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (e) default or defaults under one or more agree-ments, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either
     (x) the principal amount of such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (f) commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $15,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or any Restricted Subsidiary having a Fair Market Value in excess of $15,000,000 individually or in the aggregate; or

          (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000 over the coverage under applicable binding insurance policies issued by a solvent insurer which has accepted such coverage, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective proper-ties and shall not be discharged, settled or fully bonded and either (A) commencement by any creditor of an enforce-ment proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (h) the Company, any Significant Subsidiary of the Company or any Significant Joint Venture pursuant to or under or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case or proceeding;

              (ii)  consents to the entry of an order for
          relief against it in an involuntary case or proceeding;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its prop-erty; or

              (iv) makes a general assignment for the benefit of its creditors; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, any Sig-nificant Subsidiary of the Company or any Significant
          Joint Venture in an involuntary case or proceeding,

              (ii) appoints a Custodian of the Company, any Significant Subsidiary of the Company or any Signifi-cant Joint Venture for all or substantially all of its properties, or

             (iii) orders the liquidation of the Company, any Significant Subsidiary of the Company or any Signifi-cant Joint Venture,

     and in each case the order or decree remains unstayed and in effect for a period of 60 consecutive days; or

          (j) any Significant Joint Venture defaults under one or more agreements, instruments, mortgages, bonds, deben-tures or other evidences of Indebtedness (a "JV Debt Instrument") under which such Significant Joint Venture and one or more of its Subsidiaries then have outstanding Indebtedness in excess of $40,000,000, individually or in the aggregate, and either (x) the principal amount of such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (k) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $40,000,000 in aggregate princi-pal amount of Indebtedness of any Significant Joint

     Venture or any Subsidiary of such Significant Joint Ven-ture, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebt-edness, property or assets of such Significant Joint Ven-ture or such Subsidiary having a Fair Market Value in excess of $40,000,000 individually or in the aggregate.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default (other than those set forth in Section 6.01(a) or (b)) unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

          Section 6.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(h) with respect to the Com-
pany) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggre-gate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the princi-pal of, premium, if any, and accrued interest on all the out-standing Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default speci-fied in Section 6.01(h) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

          Notwithstanding the foregoing, in the event of a dec-laration of acceleration in respect of the Notes because an Event of Default specified in (i) Section 6.01(e) or (j) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebted-ness is waived or cured and, if such Indebtedness has been accelerated, the holders thereof have rescinded their declara-tion of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occur-rence of such acceleration), or (ii) Section 6.01(f) or (k) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness is repaid and only so long as any holder of such Indebtedness shall not have applied any property or assets referenced in such Section 6.01(f) or (k), as the case may be, in satisfac-tion of such Indebtedness, and, in the case of both (i) and
(ii) above, written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 45 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 45-day period, and so long as such rescission of any such acceleration does not conflict with any judgment or decree.

          At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trus-tee a sum sufficient to pay

              (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

             (ii)  all overdue interest on all Notes,

            (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

             (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

          (b) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
     and

          (c) all Events of Default, other than the non-pay-ment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.04.

          No such rescission shall affect any subsequent
Default or Event of Default or impair any right consequent thereon.

          Section 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Note-holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.04.  Waiver of Past Defaults.

          Subject to the provisions of Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default and its consequences except a Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default is so waived, it shall be deemed cured and shall cease to exist.

          Section 6.05.  Control by Majority.

          The Holders of at least a majority in aggregate prin-cipal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to per-sonal liability unless the Trustee has indemnification satis-factory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          Section 6.06.  Limitation on Suits.

          No Holder of any Notes shall have any right to insti-tute any proceeding with respect to this Indenture or remedy hereunder unless:

          (a) the Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate princi-pal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding
     Notes do not give the Trustee a direction which is incon-sistent with the request;

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such

Note held by such Holder on or after the respective due dates set forth in such Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          Section 6.07.  Right of Holders To Receive Payment.

          Notwithstanding any other provision in this Inden-ture, the right of any Holder of Notes to receive payment of the principal of and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Section 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be suffi-cient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09.  Trustee May File Proofs of Claims.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Sub-sidiaries of the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Sec-tion 7.08. Nothing herein contained shall be deemed to autho-rize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrange-ment, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

          First:  to the Trustee for amounts due under Section
     7.08;

          Second: subject to Article Ten, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: subject to Article Ten, to Holders for prin-cipal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium); and

          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Com-pany, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or rem-edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

          Section 6.12.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                         ARTICLE SEVEN

                            TRUSTEE

          Section 7.01.  Duties.

          (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default,

          (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negli-gent action, its own negligent failure to act, or its own will-ful misconduct, except that

          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2)  the Trustee shall not be liable for any
     error of judgment made in good faith by a Trust
     Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3)  the Trustee shall not be liable with
     respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or lia-bility is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 7.02.  Rights of Trustee.

          Subject to Section 7.01 hereof and the provisions of TIA Section 315:

          (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabil-ities arising out of its own negligence;

          (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any res-olution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, deben-ture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee rea-sonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          Section 7.03.  Individual Rights of Trustee.

          The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sec-tions 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          Section 7.04.  Trustee's Disclaimer.

          The Trustee makes no representations as to the valid-ity or sufficiency of this Indenture or of the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

          Section 7.05.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days thereafter; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any or interest on any Note, the Trustee may withhold such notice if the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 7.06.  Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the pur-poses for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 7.07.  Reports by Trustee to Holders.

          Within 60 days after each [     ] beginning with the
[     ] following the date of this Indenture, the Trustee
shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such
[       ] that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

          The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

          Section 7.08.  Compensation and Indemnity.

          The Company covenants and agrees to pay the Trustee from time to time such compensation as agreed to with the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the rea-sonable compensation, disbursements and expenses of the Trust-ee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it aris-ing out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Com-pany promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this
Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obliga-tions pursuant to Article Eight and/or the termination of this Indenture.

          Section 7.09.  Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstand-ing Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.11;

          (b) the Trustee is adjudged a bankrupt or an insol-vent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the res-ignation or removal of the retiring Trustee shall become effec-tive, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a suc-cessor Trustee.

          If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under
Section 7.08 shall continue for the benefit of the retiring Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.09.

          Section 7.10.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

          Section 7.11.  Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the pur-poses of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and sur-plus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eli-gible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of TIA Section 310(b).

          Section 7.12.  Preferential Collection of Claims
                         Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the pre-sent or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


                         ARTICLE EIGHT

            SATISFACTION AND DISCHARGE OF INDENTURE

          Section 8.01.  Termination of the Company's
                         Obligations.

          This Indenture shall upon request of the Company cease to be of further effect (except as provided in the penul-timate paragraph of this Section 8.01) as to all outstanding Notes, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 7.08, execute proper instruments acknowledging satisfaction and dis-charge of this Indenture when

          (a)  either

               (1)  all Notes theretofore authenticated and
          delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment (x) cash in United States Dollars or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are suffi-cient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes not later than one day before the due date of any payment, have theretofore been deposited in trust with the Trustee or any Paying Agent) have been delivered to the Trustee for cancel-lation, or

               (2) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                   (ii)  will become due and payable at their
               Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (2)(i), (2)(ii) or
     (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevoca-bly directing the Trustee to apply such funds to the pay-ment thereof at maturity or redemption, as the case may be;

          (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company;
     and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Inden-ture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and, if money shall have been deposited with the Trustee pursuant to this
Section 8.01, the obligations of the Trustee under the last paragraph of this Section 8.01 shall survive for so long as any Notes are deemed outstanding under Section 2.08. After the Notes are no longer outstanding, only the Company's obligations in Section 7.08 shall survive.

          All money deposited with the Trustee pursuant to this
Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto of the principal and interest for whose payment such money has been deposited with the Trustee.

          Section 8.02.  Legal Defeasance and Covenant
                         Defeasance.

          (a) The Company may, at its option by Board Resolu-tion of the Board of Directors which shall be delivered to the Trustee, at any time, with respect to the outstanding Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the con-ditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and dis-charged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sec-tions of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under paragraph

(d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08 obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02 and Section 8.05. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph
(b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections
4.04 through 4.18 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by rea-son of any reference in any such covenant to any other provi-sion herein or in any other document and such omission to com-ply shall not constitute a Default or an Event of Default under
Section 6.01(c) or Section 6.01(d), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          (d) The following shall be the conditions to appli-cation of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trus-tee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash in United States dollars or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, pre-mium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recog-nized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the out-standing Notes on the Maturity Date or otherwise in accor-dance with the terms of this Indenture and of such Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other quali-fying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

         (ii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being under-stood that this condition shall not be deemed satisfied until the expiration of such period);

        (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any Notes of the Company;

         (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or consti-tute a default or event of default under any other mate-rial agreement or instrument to which the Company is a party or by which it is bound;

          (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Inter-nal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Fed-eral income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

         (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such cove-nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defea-sance had not occurred;

        (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel which, taken together, state that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been com-plied with and (y) if any other Indebtedness of the Com-pany shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Section 8.02 to the contrary not-withstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or cove-nant defeasance.

          Section 8.03.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Inden-ture to the payment of principal of, premium, if any, and interest on the Notes.

          Section 8.04.  Repayment to Company.

          Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the pay-ment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look solely to the Company for payment as general creditors unless an appli-cable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          Section 8.05.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
8.03 by reason of any order or judgment of any court or govern-mental authority enjoining, restraining or otherwise prohibit-ing such application, then and only then the Company's obliga-tions under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.03; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                         ARTICLE NINE

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.01.  Without Consent of Holders.

          The Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may, at any time and from time to time, without notice to or consent of any Holder, amend, waive or supplement this Indenture or the Notes:

          (a)  to cure any ambiguity, defect or inconsistency;
     provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b)  to comply with Article Five;

          (c) to provide for uncertificated Notes in addition to certificated Notes;

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (e) to make any change that would provide any addi-tional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

          Notwithstanding the above, the Trustee and the Com-pany may not make any change that materially and adversely affects the legal rights of any Holders hereunder.

          Section 9.02.  With Consent of Holders.

          Except as provided in Section 6.04, the Company when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then out-standing, and the Holders of not less than a majority in aggre-gate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Com-pany with any provision of this Indenture or the Notes except a default in the payment of principal or premium, if any, or interest on the Notes.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, mod-ification or waiver, including a waiver pursuant to
Section 6.04, may not:

          (a) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must con-sent to an amendment, supplement or waiver of any provi-sion of this Indenture or the Notes;

          (b) reduce or change the rate or time for payment of interest on any Note;

          (c) reduce the principal amount outstanding of or extend the fixed maturity of any Note or alter the redemp-tion provisions with respect thereto;

          (d) waive a default in the payment of the principal of, premium, if any, or interest on, or in the payment with respect to any redemption or offer to purchase required hereunder with respect to, any Note;

          (e) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

          (f) modify this Section 9.02 or Section 6.04 or Sec-tion 6.07;

          (g) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders;

          (h) modify or change any provision of this Indenture affecting the subordination of the Notes in a manner adverse to the Holders; or

          (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes.

          Notwithstanding the foregoing, the Company agrees not to enter into any amendment that would modify any provision of this Indenture so as to affect adversely the rights of any holder of Designated Senior Indebtedness representing Credit Agreement Obligations at the time outstanding which are enti-tled to the benefits of subordination under this Indenture without the consent of such holder.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the

Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

          Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment of or supplement to this Indenture, the Notes shall comply with the TIA as then in effect.

          Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or por-tion of that Note that evidences the same debt as the consent-ing Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, noth-ing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sen-tences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any con-sent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (i) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

          Section 9.05.  Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if requested by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee.
In that event, the Trustee shall (in accordance with the spe-cific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Com-pany in exchange for the Note may issue and the Trustee shall authenticate a new Note that reflects the changed terms. Fail-ure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supple-ment or waiver.

          Section 9.06.  Trustee May Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amend-ment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully pro-tected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supple-ment or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms sub-ject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights gener-ally and subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.


                          ARTICLE TEN

                    SUBORDINATION OF NOTES

          Section 10.01.  Notes Subordinate to Senior
                          Indebtedness.

          The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Notes and the payment of and distributions of or with respect to the Senior Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Senior Indebtedness.

          This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          Section 10.02.  Payment Over of Proceeds upon
                          Dissolution, etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company (or its creditors, as such) or its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash or cash equiv-alents of all Senior Indebtedness before the Holders of the Notes are entitled to receive any direct or indirect payment or distribution of any kind or character (exclud-ing Permitted Junior Securities of the Company) on account of Senior Subordinated Note Obligations; and

          (2) any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Jun-ior Securities of the Company), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representa-tive or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rat-ably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Note shall have received any payment or dis-tribution of properties or assets of the Company of any kind or character, whether in cash, property or securi-ties, by set off or otherwise, in respect of any Senior Subordinated Note Obligations before all Senior Indebted-ness is paid or provided for in full, then and in such event such payment or distribution (excluding Permitted Junior Securities of the Company) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent neces-sary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, trans-fer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the condi-tions set forth in such Article Five to the extent applicable.

          Section 10.03.  Suspension of Payment When Senior
                          Indebtedness in Default.

          (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect pay-ment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash in cash equivalents, after which, subject to Section 10.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes and the other Senior Subordinated Note Obligations, including any missed payments.

          (b)  Unless Section 10.02 shall be applicable, upon
(1) the occurrence of a Non-payment Default and (2) receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 10.03(b) of this Indenture, no pay-ment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 10.02 or subsection (a) of this Section 10.03) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) the date, as set forth in a written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, on which such Non-payment Default shall have been cured or waived or shall have ceased to exist (provided that no other Payment Default or Non-payment Default has occurred and is then continuing after giving effect to such cure or waiver),
(y) such Designated Senior Indebtedness shall have been dis-charged or paid in full in cash or cash equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Represen-tative initiating such Payment Blockage Period, after which, subject to Section 10.02 (if applicable), the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebted-ness initiating such Payment Blockage Period shall be, or can be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecu-tive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full 90 consecutive day period com-mencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 181 con-secutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect pursuant to this
Section 10.03(b).


          (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the fore-going provisions of this Section 10.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to the Senior Representatives or as a court of compe-tent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent neces-sary to pay all such due and unpaid Senior Indebtedness in cash or cash equivalents, after giving effect to any concurrent pay-ment to or for the holders of Senior Indebtedness.

          Section 10.04.  Trustee's Relation to Senior
                          Indebtedness.

          With respect to the holders of Senior Indebtedness, notwithstanding any other provisions of the Indenture, the

Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

          Section 10.05.  Subrogation to Rights of Holders
                          of Senior Indebtedness.

          Upon the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebt-edness of the Company which by its express terms is subordi-nated to Senior Indebtedness to substantially the same extent as the Notes are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Hold-ers of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distri-bution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the pro-visions of this Article Ten, to the payment of all amounts pay-able under the Senior Indebtedness of the Company and such pay-ments or distributions received by such holders of such Senior Indebtedness shall be in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior

Indebtedness in full in cash or cash equivalents, then and in such case the Holders shall be entitled to receive the amount of such excess from the Company upon and to the extent of any return of such excess by the holders of such Senior
Indebtedness.

          Section 10.06.  Provisions Solely To Define Relative
                          Rights.

          The provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Com-pany other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Note from exer-cising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness.

          The failure to make a payment on account of any Senior Subordinated Note Obligations by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 10.07.  Trustee To Effectuate Subordination.

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liqui-dation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

          Section 10.08.  No Waiver of Subordination
                          Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection
(a) of this Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and with-out impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) settle or com-promise any Senior Indebtedness or any liability of any obligor thereon or release any person liable in any manner for the col-lection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursu-ant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 10.09.  Notice to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trus-tee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trus-tee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fidu-ciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this
Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 10.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evi-dence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 10.10.  Reliance on Judicial Order or
                          Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a cer-tificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such pay-ment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or pay-able thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; pro-vided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Ten.

          Section 10.11.  Rights of Trustee as a Holder of
                          Senior Indebtedness; Preservation
                          of Trustee's Rights.

          The Trustee in its individual capacity shall be enti-tled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trus-tee under or pursuant to Section 7.08.

          Section 10.12.  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; provided, however, that
Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 10.13.  No Suspension of Remedies.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under appli-cable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.


                        ARTICLE ELEVEN

                         MISCELLANEOUS

          Section 11.01.  Trust Indenture Act of 1939.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provi-sions. If and to the extent that any provision of this Inden-ture limits, qualifies or conflicts with the duties imposed by
Section 310 through 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by oper-ation of the Trust Indenture Act, such imposed duties or incor-porated provision shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 11.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

          If to the Company to:

               J. Ray McDermott, S.A.
               1450 Poydras Street
               New Orleans, LA  70112
               Attention:  Chief Financial Officer

          With a copy to:

               Baker & Botts, L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas  77002-4995
               Attention:  Walter J. Smith, Esq.

          If to the Trustee to:

               Citibank, N.A.
               120 Wall Street, 13th Floor
               New York, New York  10043
               Attention:  Corporate Trust Administration

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA
Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

          Failure to mail a notice or communication to a Note-holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregulari-ties in regular mail service or by reason of any other cause it shall become impracticable to mail notice of any event to Hold-ers when such notice is required to be given pursuant to the provisions of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed a sufficient giving of such notice for every purpose hereunder.

          Section 11.03.  Communication by Holders with
                          Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes and the Trustee shall comply with the provisions of TIA Section 312(b). The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          Section 11.04.  Certificate and Opinion as to
                          Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opin-ion of such counsel, all such conditions precedent have been complied with.

          Section 11.05.  Statements Required in Certificate
                          or Opinion.

          Each certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture shall include:

          (1) a statement that the person making such certifi-cate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is neces-sary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been com-plied with; provided, however, that with respect to mat-ters of fact an Opinion of Counsel may rely on an Offic-ers' Certificate or certificates of public officials.

          Section 11.06.  Rules by Trustee, Paying Agent,
                          Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 11.07.  Governing Law.

          The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of con-flicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture and the Notes.

          Section 11.08.  Legal Holidays.

          In any case where any Interest Payment Date, Redemp-tion Date or Stated Maturity or Maturity Date of any Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of inter-est or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity Date.

          Section 11.09.  No Interpretation of Other
                          Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 11.10.  No Recourse Against Others.

          A director, officer, employee, stockholder or Affili-ate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Inden-ture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability.

          Section 11.11.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 11.12.  Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

          Section 11.13.  Separability.

          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          Section 11.14.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall not affect the construction hereof.

          Section 11.15.  Benefits of Indenture.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equi-table right, remedy or claim under this Indenture.

          Section 11.16.  Agent for Service; Submission
                          to Jurisdiction; Waiver of
                          Immunities.

          By the execution and delivery of this Indenture, the Company, (i) acknowledges that it has, by separate written instrument, designated and appointed Corporation Trust System as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Corpora-tion Trust System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Corporation Trust System and written notice of said service to it (mailed or delivered to its General Counsel at its principal office as specified in Section 11.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Corporation Trust System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent Corporation Trust System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.15 that (i) main-tains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) coun-sel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section
11.15. Such notice shall identify the name of such agent for process and the address of such agent for process in the

Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 11.15.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obli-gations under this Indenture and the Notes, to the extent per-mitted by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corpo-rate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   J. RAY McDERMOTT, S.A.



                                   By: _____________________________
                                       Name:
                                       Title:



                                   CITIBANK, N.A.,
                                         as Trustee



                                   By: _____________________________
                                       Name:
                                       Title:

                         SCHEDULE 4.14

                    Permitted Transactions

                                                      EXHIBIT A



Unless this certificate is presented by an authorized represen-tative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of trans-fer, exchange, or payment, and any certificate issued is regis-tered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any pay-ment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANS-FER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

Unless and until this Global Note is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Deposi-tory to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.**

                    J. RAY McDERMOTT, S.A.

                 % SENIOR SUBORDINATED NOTE DUE 2006


No. ______                                          $__________


          J. RAY McDERMOTT, S.A., a corporation incorporated under the laws of the Republic of Panama (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on
           , 2006, at the office or agency of the Company
referred to below, and to pay interest thereon on         and
       , in each year, commencing on             , 1996, accru-
ing from             , 1996 or from the most recent Interest
Payment Date to which interest has been paid or duly provided
for, at the rate of        % per annum, until the principal
_________________________
* Include this legend on any Global Note issued to Cede & Co. as nominee of The Depository Trust Company.

**    Include this legend on any Global Note.

hereof is paid or duly provided for. Interest shall be com-puted on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular
Record Date for such interest, which shall be          or
            (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forth-with cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Man-hattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and pri-vate debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Inden-ture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:             , 1996          J. RAY McDERMOTT, S.A.


                                   By:_____________________________
                                      Name:
                                      Title:


                                      [SEAL]

           TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


          This is one of the Notes referred to in the within-mentioned Indenture.

                              CITIBANK, N.A.,
                                    as Trustee



Dated:  _________________     By _____________________
                                 Authorized Officer

                       (Reverse of Note)


          1.  Indenture.  This Note is one of a duly authorized
issue of Notes of the Company designated as its       % Senior
Subordinated Notes due 2006, limited (except as otherwise pro-vided in the Indenture referred to below) in aggregate princi-
pal amount to $           , which may be issued under an inden-
ture (herein called the "Indenture") dated as of            ,
1996, among J. Ray McDermott, S.A., a Republic of Panama corpo-ration, as issuer (the "Company"), and Citibank, N.A., as trus-tee (herein called the "Trustee," which term includes any suc-cessor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provi-sions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-tional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          2. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          3.  Redemption.

          (a) Optional Redemption. The Notes are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of
$1,000, at any time on or after            , 2001 upon not less
than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the princi pal amount) if redeemed during the 12-month period beginning of the years indicated below:

                                        Redemption
          Year                            Price
         -----                          ----------
          2001                                   %
          2002                                   %
          2003                                   %
          2004 and thereafter                 100%

plus accrued and unpaid interest, if any, to the Redemption
Date.

          (b)  Redemption for Changes in Withholding Taxes.
The Notes will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of the principal amount thereof, plus accrued interest, if any, to the Redemption Date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in, or amendment to or promulgation of any treaty or law (or regulation thereunder) with respect to Indemnifiable Taxes, or any change in, amendment to or promul-gation of any official position (whether administrative, judi-cial or otherwise) regarding the application or interpretation of any such treaty, law or regulation, which change, amendment or promulgation is announced or becomes effective on or after the Issue Date; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor hereunder) or that such reasonable measures cannot be taken without the Company suffering any material economic, legal or regulatory disadvantage.

          (c) Interest Payments. In the case of any redemp-tion of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the

Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accor-dance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the out-standing Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          6. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and (b) cer-tain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with cer-tain conditions set forth therein.

          7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency and to make cer-tain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

          8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denomi-nations of $1,000 and any integral multiple thereof. As pro-vided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggre-gate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Bor-ough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instru-ment of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is regis-tered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          10. No Recourse Against Others. A director, offi-cer, employee, incorporator, stockholder or Affiliate of the Company, as such, shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

          11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New
York, without regard to conflicts of law principles.

              OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Com-pany pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                       Section 4.12 [  ]

                       Section 4.13 [  ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Inden-ture, state the amount:

                        $______________

Date: __________________ Your Signature: ______________________
                                         (Sign exactly as your
                                         name appears on the
                                         other side of this
                                         Note)

Signature Guarantee: ______________________

                        ASSIGNMENT FORM


If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to


- ---------------------------------------------------------------


(Insert assignee's social security or tax ID number)
                                                    -----------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------


(Print or type assignee's name, address and zip code) and irre-vocably appoint


- ----------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


- ----------------------------------------------------------------


Date: _____________ Your signature: ___________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

Signature(s) Guaranteed by:
                           ____________________________________